18 E. Dover Street
Easton, Maryland 21601
Phone 410-763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports Three and Nine Months Financial Results
Easton, Maryland (October 24, 2024) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank” or “SUB”) reported net income for the third quarter of 2024 of $11.2 million or $0.34 per diluted common share which was equal to the second quarter of 2024. The Company’s had a net loss of $9.7 million or $(0.29) per diluted common share for the third quarter of 2023 as a result of the merger of equals on July 1, 2023 between the Company and The Community Financial Corporation. Net income for the first nine months of 2024 was $30.6 million or $0.92 per diluted common share, compared to the first nine months of 2023 of $0.7 million or $0.03 per diluted common share.
Third Quarter and Nine-Months Ended September 30, 2024 Highlights
■Steady Return on Average Assets (“ROAA”) - The Company reported ROAA of 0.77% for the third quarter of 2024, which was equal to reported ROAA for the second quarter of 2024. Non-GAAP, ROAA(1) was 0.90% for the third quarter of 2024, compared to 0.91% for the second quarter of 2024.
■Increased Net Interest Income and Net Interest Margin - Third quarter 2024 net interest income increased $1.1 million to $43.3 million from $42.1 million in the second quarter of 2024. Net interest income increased due to modest loan growth, slightly higher accelerated accretion income, and loans and securities repricing at a faster pace than the Bank’s cost of funds. Net interest margin (“NIM”) increased six basis points (“bps”) to 3.17% for the third quarter of 2024 from 3.11% for the second quarter of 2024. Excluding net accretion interest income of $4.5 million and $3.8 million for the same time periods, NIM increased one bps to 2.84% for the third quarter of 2024 from 2.83% for the second quarter of 2024.
■Asset Quality Remains Strong - Allowance for credit losses (“ACL”) was $58.7 million at September 30, 2024 compared to $58.5 million at June 30, 2024. The third quarter of 2024 ACL as a percentage of loans remained stable at 1.24% from the second quarter of 2024. Nonperforming assets to total assets were 0.27% for the third quarter of 2024 compared to 0.29% for the second quarter of 2024 and 0.23% for the fourth quarter of 2023. Classified assets to total assets increased to 0.39% in the third quarter of 2024 compared to 0.33% for the second quarter of 2024 and 0.25% for the fourth quarter of 2023.
■Stable Operating Leverage - The third quarter of 2024 efficiency ratio was 67.49% when compared to 66.23% in the second quarter of 2024. The third quarter efficiency ratio was affected by one-time data processing expense related to the fraud incident in the first quarter of 2024. The third quarter of 2024 non-GAAP efficiency ratio(1) was 62.10% when compared to 61.05% in the second quarter of 2024.
■Strong Deposit Growth - Total deposits increased to $5.23 billion at September 30, 2024 from $5.15 billion at June 30, 2024. Average noninterest bearing deposits increased to $1.58 billion for the third quarter of 2024 representing 30.55% of average funding, excluding subordinated debt, compared to 28.42% during the second quarter of 2024. The Bank’s use of wholesale funding, which includes Federal Home Loan Bank (“FHLB”) advances and brokered deposits, has been minimal in 2024. Wholesale funding increased from $44.5 million or 0.74% of assets at December 31, 2023 to $50.0 million or 0.84% of total assets at September 30, 2024. Sustained efforts to enhance the Bank’s deposit franchise are expected to continue to attract additional deposits in future quarters.
“Increasing net interest income drove a healthy increase in net interest margin in the third quarter,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares, Inc. “Active management of our deposit relationships, combined with the recent reduction in rates by the Federal Reserve, have helped us stabilize our cost of funding even as assets yields continue to increase. Credit remains stable and economic activity in our markets remains strong. We continue to rapidly build capital and are optimistic that decreasing rates and clarity in November will result in loan growth.”
(1) Reconciliations of the non–U.S. generally accepted accounting principles (“GAAP”) measures are set forth at the end of this press release.

Balance Sheet Review
Total assets were $5.9 billion at September 30, 2024, a decrease of $93.2 million or 1.6%, when compared to $6.0 billion at December 31, 2023. The aggregate decrease was primarily due to a decrease in cash and cash equivalents of $188.8 million and investment securities held to maturity of $28.6 million partially offset by an increase in investment securities available for sale of $22.8 million and loans held for investment of $92.9 million. The ratio of the ACL to total loans remained flat at 1.24% at September 30, 2024 compared to December 31, 2023.
The Company’s tangible common equity ratio(1) at September 30, 2024 was 7.39% compared to 6.78% at December 31, 2023. The Company’s Tier 1 and Total Risk-Based Capital Ratios at September 30, 2024 were 9.89% and 12.04%, respectively. The Bank’s Tier 1 and Total Risk-Based Capital Ratios at September 30, 2024 were 10.60% and 11.84%, respectively. Non-owner occupied CRE loans as a percentage of the Bank’s Tier 1 Capital + ACL at September 30, 2024 and December 31, 2023 were $2.1 billion or 364.0% and $2.0 billion or 382.6%, respectively. Construction loans as a percentage of the Bank’s Tier 1 Capital + ACL at September 30, 2024 and December 31, 2023 were $337.1 million or 59.3% and $299.0 million or 56.7%, respectively.
The Bank's office CRE loan portfolio, which includes owner-occupied and non-owner occupied CRE loans, was $509.4 million or 10.8% of total loans of $4.7 billion at September 30, 2024. The Bank’s office CRE loan portfolio included $140.9 million or 27.7% of the total with medical tenants and $71.8 million or 14.1% of the total with government or government contractor tenants. There were 503 loans in the office CRE portfolio with an average and median loan size of $1.0 million and $0.4 million, respectively. Loan to Value ("LTV") estimates for the office CRE portfolio are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range	Loan Count	Loan Balance	% of Total CRE
Less than or equal to 50%	258	$177,771	35%
50%-60%	69	118,547	23%
60%-70%	80	111,951	22%
70%-80%	73	82,674	16%
Greater than 80%	23	18,433	4%
Grand Total	503	$509,376	100%
The Bank had 18 office CRE loans totaling $164.6 million with balances greater than $5.0 million at September 30, 2024, compared to 24 office CRE loans totaling $189.8 million at December 31, 2023. The decrease in this portfolio segment was the result of normal amortization and two large loan payoffs in the quarter. At September 30, 2024, the average loan debt-service coverage ratio was 2.5x and average LTV was 50.0%. Of the office CRE portfolio balance, 73% is secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 97% is secured by properties with five stories or less. Of the office CRE loans, $2.0 million were classified as special mention or substandard at September 30, 2024.
Total deposits decreased $160.4 million, or 3.0% to $5.2 billion at September 30, 2024 when compared to December 31, 2023. The decrease in total deposits was primarily due to decreases in demand deposits of $414.0 million and money market and savings of $143.8 million, partially offset by increases in noninterest-bearing deposits of $313.4 million and time deposits of $84.0 million. The decrease in deposits is primarily attributable to seasonal municipal runoff and a decrease in interest rate-sensitive cannabis-related deposits. During the second quarter of 2024, the Company reclassified $399.4 million of demand deposits which carried an average rate of 4 bps to noninterest bearing deposits.
Total funding, which includes customer deposits, FHLB short and long-term advances, and brokered deposits was $5.28 billion at September 30, 2024 compared to $5.26 billion at June 30, 2024 and $5.43 billion at December 31, 2023. The Bank had $50.0 million in total FHLB advances at September 30, 2024 compared to aggregate advances of $81.0 million at June 30, 2024 and zero at December 31, 2023. The advance consisted of 18-month Bermuda Convertible of $50 million. The Bank had zero brokered deposits (excluding reciprocal deposits) at September 30, 2024 compared to $28.2 million at June 30, 2024 and $19.4 million at December 31, 2023. Total reciprocal deposits were $1.3 billion at September 30, 2024 compared to $1.2 billion at June 30, 2024 and $1.3 billion at December 31, 2023.
The Bank's uninsured deposits at September 30, 2024 were $895.9 million or 17.14% of total deposits. The Bank's uninsured deposits, excluding deposits secured with pledged collateral, at September 30, 2024 were $768.6 million or 14.71% of total deposits. At September 30, 2024, the Bank had approximately $1.1 billion of available liquidity including: $183.6 million in cash, $932.5 million in secured borrowing capacity at the FHLB and other correspondent banks, and $95.0 million in unsecured lines of credit.
Total stockholders’ equity increased $22.1 million, or 4.3%, when compared to December 31, 2023, primarily due to current year earnings, offset by cash dividends paid. As of September 30, 2024, the ratio of total equity to total assets was 9.01% and the ratio of total tangible equity to total tangible assets(1) was 7.39% compared to 8.50% and 6.78% at December 31, 2023, respectively.

Review of Quarterly Financial Results
Net interest income was $43.3 million for the third quarter of 2024, compared to $42.1 million for the second quarter of 2024 and $45.6 million for the third quarter of 2023. The increase in net interest income when compared to the second quarter of 2024 was primarily due to the increase in interest and fees on loans of $1.9 million and interest and dividends on investment securities of $268 thousand, partially offset by an increase in interest expense of $460 thousand. The increase in interest expense in the third quarter of 2024 was the result of higher interest expense on deposits of $1.3 million, partially offset by lower interest expense from carrying lower short-term advances from the FHLB during the quarter to offset seasonal outflows from municipal customers of $1.1 million. The decrease in net interest income when compared to the third quarter of 2023 was primarily due the higher interest expense on deposits of $5.4 million and long-term borrowings of $618 thousand. These were partially offset by an increase in interest and fees on loans of $4.3 million. All of these items were significantly impacted by the merger in the third quarter of 2023.
The Company’s net interest margin increased to 3.17% for the third quarter of 2024 from 3.11% for the second quarter of 2024 primarily due to loans repricing at a greater rate than deposits. The Company’s cost of funds was positively impacted during the second quarter due to a shift from interest-bearing to noninterest-bearing deposits. Average interest-bearing deposits decreased $77.8 million, or 2.2% which resulted in $1.3 million less interest expense. These interest-bearing deposits were almost entirely replaced with an increase in the average balance on noninterest-bearing deposits of $99.1 million, or 6.7%. The Company’s net interest margin decreased to 3.17% for the third quarter of 2024 from 3.35% for the third quarter of 2023. Comparing the third quarter of 2024 to the third quarter of 2023, the Company’s interest-earning asset yields increased 23 bps to 5.47% from 5.24%, while the cost of funds repriced at a slower pace resulting in an increase of 43 bps to 2.38% from 1.95% for the same period.
The provision for credit losses was $1.5 million for the three months ended September 30, 2024. The comparable amounts were $2.1 million for the three months ended June 30, 2024, and $28.2 million for the three months ended September 30, 2023. The increase in the provision for credit losses for the third quarter of 2024 compared to the second quarter of 2024 was due to new loan growth, increases in specific reserves and charge-offs in the third quarter of 2024. Coverage ratios remained flat at 1.24% at September 30, 2024 and June 30, 2024. The decrease in the provision for credit losses when compared to the third quarter of 2023 was primarily due to an enhanced CECL model in the third quarter of 2023 due to the merger. Net charge-offs were $1.4 million for the third quarter of 2024 and third quarter of 2023, compared to $886 thousand for the second quarter of 2024.
At September 30, 2024 and June 30, 2024, nonperforming assets were $15.8 million, or 0.27% of total assets and $17.0 million, or 0.29% of total assets, respectively. The balance of nonperforming assets decreased primarily due to a decrease in repossessed properties of $1.3 million. When comparing September 30, 2024 to September 30, 2023, nonperforming assets increased $4.5 million, primarily due to increases in nonaccrual loans of $5.9 million, an increase in repossessed marine loans and assets held for sale of $306 thousand, partially offset by a decrease of $1.7 million in loans 90 days past due and still accruing almost entirely impacted by the merger in the third quarter of 2023.
Total noninterest income for the third quarter of 2024 was $7.3 million, a decrease of $1.2 million from $8.4 million for the second quarter of 2024 and a decrease $7.7 million from $15.0 million for the third quarter of 2023. The decrease from the second quarter of 2024 was lower revenues from mortgage banking and Mid-Maryland Title Company, Inc. (the“title Company”). The Bank’s mortgage revenue declined $806 thousand due to lower interest rates which decreased the value of mortgage servicing rights $686 thousand and also drove higher prepayment rates. The title company revenues declined due to lower settlement activity than the prior quarter.
Total noninterest expense of $34.1 million for the third quarter of 2024 increased $615 thousand when compared to the second quarter of 2024 expense of $33.5 million and decreased $13.0 million when compared to the third quarter of 2023 expense of $47.2 million. The increase from the second quarter of 2024 was primarily due to one time data processing costs related to the fraud incident in the first quarter of 2024 and other fraud expenses. The decrease from the third quarter of 2023 was primarily due to one time merger related expenses that were incurred in 2023 partially offset by an increase in expenses due to the operation of a larger branch network and employee base due to the merger, which significantly impacted almost all expense line items. In addition, despite the increased size, the Company has prudently reduced its staff by approximately 72 FTE’s since the consummation of the merger. The efficiency ratio for the third quarter of 2024 when compared to the second quarter of 2024 and the third quarter of 2023 was 67.49%, 66.23% and 77.81%, respectively. Furthermore, non-GAAP efficiency ratios(1) for the same periods were 62.10%, 61.05% and 54.89%, respectively. The net operating expense ratio, which is non-interest expense less non-interest income divided by average assets, for the third quarter 2024 was 1.84%, compared to 1.73% and 2.21% for the second quarter of 2024 and the third quarter of 2023, respectively. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity, for the third quarter 2024 was 1.65%, compared to 1.55% and 1.48% for the second quarter of 2024 and the third quarter of 2023, respectively.

Review of Nine Month Financial Results
Net interest income for the first nine months of 2024 was $126.5 million, an increase of $32.8 million, or 34.9%, when compared to the first nine months of 2023. The increase in net interest income was primarily due to an increase in total interest income of $76.0 million, or 53.2%, which included an increase in interest and fees on loans of $73.8 million, or 57.4%. The increase of interest and fees on loans was primarily due to the increase in the average balance of loans of $1.4 billion, or 42.3%, and an increase in net accretion income of $5.5 million due to the merger. Increases to net interest income were partially offset by increased total interest expense of $43.2 million, or 87.9%, primarily due to increases in the cost of funds and in the average balance of interest-bearing deposits of $1.0 billion, or 38.1%. All of the increases in average balances were largely due to the merger.
The Company’s net interest margin remained flat at 3.12% for the nine months ended September 30, 2024 and 2023. Margins were flat as more rapid increases in rates on interest-bearing liabilities were offset by lower increases in interest-earning assets yields and larger balances in noninterest-bearing deposits. The increases in the average balance and rates paid on interest-bearing deposits of $1.0 billion and 104 bps, respectively, were partially offset by increases in the average balance and yields earned on average earning assets of $1.4 billion and 64 bps, respectively. Additionally, margins were positively impacted as average balances of noninterest-bearing deposits increased $424.9 million, or 43.2% from 25.9% of average funding for the nine months ended September 30, 2023 to 27.2% of average funding for the nine months ended September 30, 2024. Net accretion income impacted net interest margin by 29 bps and 21 bps for the nine months ended September 30, 2024 and 2023, respectively.
The provision for credit losses for the nine months ended September 30, 2024 and 2023 was $4.0 million and $30.1 million, respectively. The decrease in the provision for credit losses was due to higher levels of reserves required by the Company’s CECL model related to the merger in 2023. Net charge-offs for the nine months ended September 30, 2024 were $3.0 million compared to net recoveries of $1.5 million for the nine months ended September 30, 2023.
Total noninterest income for the nine months ended September 30, 2024 decreased $3.3 million or 13.0%, when compared to the same period in 2023. The decrease was primarily due to lower trust and investment fee income of $1.1 million and one-time third quarter 2023 bargain purchase income of $8.8 million offset by $2.2 million of losses on sale of investment securities, both a direct result of the merger with TCFC in the third quarter of 2023.
Total noninterest expense for the nine months ended September 30, 2024 increased $14.6 million, or 16.3%, when compared to the same period in 2023. Almost all noninterest expense line items increased as a result of the credit card fraud losses and the expanded operations of the newly combined Company. There were no merger-related expenses and $4.7 million of credit card fraud losses for the nine months ended September 30, 2024, compared to $16.8 million expenses and no fraud losses for the nine months ended September 30, 2023, respectively. The Company continues to focus on streamlining processes to unlock operational efficiencies and reduce overall noninterest expenses.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in title work related to real estate transactions through its wholly-owned subsidiary, Mid-Maryland Title Company, Inc. and in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; the impact of recent or future changes in FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; the Company’s ability to remediate the existing material weaknesses identified in its internal control over financial reporting; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; and other factors that may affect our future results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2023 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: Todd Capitani, Executive Vice President, and Chief Financial Officer, 240-427-1068

Shore Bancshares, Inc.
Financial Highlights (Unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2024	2023	Change		2024	2023	Change

PROFITABILITY FOR THE PERIOD
Net interest income	$43,263	$45,622	(5.2)%		$126,538	$93,782	34.9%
Provision for credit losses	1,470	28,176	(94.8)		3,958	30,056	(86.8)
Noninterest income	7,287	14,984	(51.4)		22,294	25,613	(13.0)
Noninterest expense	34,114	47,158	(27.7)		104,311	89,661	16.3
Income before income taxes	14,966	(14,728)	201.6		40,563	(322)	12694.3
Income tax expense	3,777	(4,991)	175.7		9,956	(1,060)	1039.2
Net income	$11,189	$(9,737)	214.9		$30,607	$738	4047.7

Return on average assets	0.77%	(0.67)%	144	bp	0.70%	0.02%	68	bp
Return on average assets excluding amortization of intangibles, merger related expenses and credit card fraud losses - Non-GAAP (1) (2)	0.90	0.01	89		0.91	0.49	42
Return on average equity	8.41	(7.25)	1,566		7.84	0.24	760
Return on average tangible equity - Non-GAAP (1), (2)	12.37	1.74	1,063		12.83	6.27	656
Interest rate spread	2.06	2.61	(55)		2.18	2.46	(28)
Net interest margin	3.17	3.35	(18)		3.12	3.12	—
Efficiency ratio - GAAP	67.49	77.81	(1,032)		70.09	75.10	(501)
Efficiency ratio - Non-GAAP (1)	62.10	54.89	721		61.83	54.98	685
Non-interest income to average assets	0.50	1.03	(53)		0.51	0.80	(29)
Non-interest expense to average assets	2.34	3.24	(90)		2.40	2.79	(39)
Net operating expense to average assets - GAAP	1.84	2.24	(40)		1.89	3.00	(111)
Net operating expense to average assets - Non-GAAP (1)	1.65	1.48	17		1.61	1.74	(13)

PER SHARE DATA
Basic and diluted net income per common share	$0.34	$(0.29)	214.3%		$0.92	$0.03	2938.3%

Dividends paid per common share	$0.12	$0.12	—%		$0.36	$0.36	—%
Book value per common share at period end	16.00	15.14	5.7
Tangible book value per common share at period end - Non-GAAP (1)	12.88	11.70	10.1
Market value at period end	13.99	10.52	33.0
Market range:
High	14.99	13.37	12.1		14.99	18.15	(17.4)
Low	11.03	10.27	7.4		10.06	10.27	(2.0)

AVERAGE BALANCE SHEET DATA
Loans	$4,734,001	$4,562,748	3.8%		$4,698,694	$3,301,926	42.3%
Investment securities	656,375	778,744	(15.7)		672,533	693,382	(3.0)
Earning assets	5,435,311	5,404,572	0.6		5,427,713	4,025,597	34.8
Assets	5,810,492	5,769,312	0.7		5,808,153	4,298,943	35.1
Deposits	5,086,348	5,066,886	0.4		5,097,951	3,655,684	39.5
Short-term and Long Term FHLB advances	83,500	70,348	18.7		77,113	148,546	(48.1)
Subordinated Debt & TRUPS	72,946	71,907	1.4		72,682	52,839	37.6
Stockholders' equity	529,155	533,114	(0.7)		521,564	419,801	24.2
____________________________________
(1)See the reconciliation of GAAP and Non-GAAP Measures table.
(2)This ratio excludes merger related expenses. See the reconciliation of GAAP and Non-GAAP Measures table.

Shore Bancshares, Inc.
Financial Highlights (Unaudited) - Continued

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2024	2023	Change		2024	2023	Change

CREDIT QUALITY DATA
Net charge-offs	$1,379	$1,449	(4.8)%		$2,995	$1,519	97.2%

Nonaccrual loans	$14,844	$8,982	65.3%
Loans 90 days past due and still accruing	454	2,149	(78.9)
Other real estate owned and Repossessed Property	485	179	170.9
Total nonperforming assets	15,783	11,310	39.5
Borrowers experiencing financial difficulty ("BEFDs") (still accruing)	—	—	—
Total nonperforming assets and BEFDs modifications	$15,783	$11,310	39.5

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	9.01%	8.79%	22	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	7.39	6.93	46

Annualized net charge-offs to average loans	0.12%	0.13%	(1)	bp	0.09%	0.06%	3	bp

Allowance for credit losses as a percent of:
Period-end loans	1.24%	1.24%	—	bp
Nonaccrual loans	395.24	635.17	(23,993)
Nonperforming assets	371.72	504.43	(13,271)
Accruing BEFDs modifications	—	—	—
Nonperforming assets and accruing BEFDs	371.72	504.43	(13,271)

As a percent of total loans:
Nonaccrual loans	0.31%	0.19%	12	bp

As a percent of total loans, other real estate owned, and repossessed property
Nonperforming assets	0.33%	0.24%	9	bp

As a percent of total assets:
Nonaccrual loans	0.25%	0.16%	9	bp
Nonperforming assets	0.27%	0.20%	7
____________________________________
(1)See the reconciliation of GAAP and Non-GAAP Measures table.

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

				September 30, 2024	September 30, 2024
				compared to	compared to
(In thousands, except per share data)	September 30, 2024	December 31, 2023	September 30, 2023	December 31, 2023	September 30, 2023

ASSETS
Cash and due from banks	$52,363	$63,172	$68,097	(17.1)%	(23.1)%
Interest-bearing deposits with other banks	131,258	309,241	40,612	(57.6)	223.2
Cash and cash equivalents	183,621	372,413	108,709	(50.7)	68.9
Investment securities available for sale (at fair value)	133,339	110,521	79,143	20.6	68.5
Investment securities held to maturity (net of allowance for credit losses of $101 (September 30, 2024), $94 (December 31, 2023), $126 (September 30, 2023)) at amortized cost)	484,583	513,188	523,051	(5.6)	(7.4)
Equity securities, at fair value	5,950	5,703	5,434	4.3	9.5
Restricted securities	20,253	17,900	13,361	13.1	51.6
Loans held for sale, at fair value	26,877	8,782	14,725	206.0	82.5
Loans held for investment	4,733,909	4,641,010	4,617,719	2.0	2.5
Less: allowance for credit losses	(58,669)	(57,351)	(57,051)	(2.3)	(2.8)
Loans, net	4,675,240	4,583,659	4,560,668	2.0	2.5
Premises and equipment, net	81,663	82,386	81,149	(0.9)	0.6
Goodwill	63,266	63,266	63,266	—	—
Other intangible assets, net	40,609	48,090	50,685	(15.6)	(19.9)
Other real estate owned, net	179	179	179	—	—
Repossessed property, net	306	—	—	—	—
Assets held for sale	1,387	—	—	—	—
Mortgage servicing rights, at fair value	5,309	5,926	5,890	(10.4)	(9.9)
Right of use assets, net	11,384	12,487	12,741	(8.8)	(10.7)
Cash surrender value on life insurance	103,729	101,704	100,950	2.0	2.8
Accrued interest receivable	19,992	19,217	15,683	4.0	27.5
Deferred income taxes	32,191	40,707	45,346	(20.9)	(29.0)
Other assets	27,826	24,790	24,392	12.2	14.1
Total assets	$5,917,704	$6,010,918	$5,705,372	(1.6)	3.7

LIABILITIES
Noninterest-bearing deposits	$1,571,393	$1,258,037	$1,211,401	24.9%	29.7%
Interest-bearing deposits	3,654,330	4,128,083	3,897,343	(11.5)	(6.2)
Total deposits	5,225,723	5,386,120	5,108,744	(3.0)	2.3

Advances from FHLB - long-term	50,000	—	—	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS")	29,768	29,530	29,451	0.8	1.1
Subordinated debt	43,688	43,139	42,956	1.3	1.7
Total borrowings	123,456	72,669	72,407	69.9	70.5
Lease liabilities	11,816	12,857	13,082	(8.1)	(9.7)
Accrued expenses and other liabilities	23,438	28,137	9,561	(16.7)	145.1
Total liabilities	$5,384,433	$5,499,783	$5,203,794	(2.1)	3.5

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 50,000,000 shares	$333	$332	$331	0.3	0.6
Additional paid in capital	357,580	356,007	355,575	0.4	0.6
Retained earnings	180,884	162,290	155,781	11.5	16.1
Accumulated other comprehensive loss	(5,526)	(7,494)	(10,109)	26.3	45.3
Total stockholders' equity	533,271	511,135	501,578	4.3	6.3
Total liabilities and stockholders' equity	$5,917,704	$6,010,918	$5,705,372	(1.6)	3.7

Period-end common shares outstanding	$33,327	$33,162	$33,136	0.5	0.6
Book value per common share	$16	$15.41	$15.14	3.8	5.7

Shore Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
(In thousands, except per share data)	2024	2023	% Change	2024	2023	% Change

INTEREST INCOME
Interest and fees on loans	$69,157	$64,869	6.6%	$202,203	$128,424	57.4%
Interest on investment securities:
Taxable	4,962	5,047	(1.7)	14,611	12,840	13.8
Tax-exempt	6	27	(77.8)	18	41	(56.1)
Interest on federal funds sold	—	92	(100.0)	—	92	(100.0)
Interest on deposits with other banks	564	1,213	(53.5)	2,102	1,546	36.0
Total interest income	$74,689	$71,248	4.8	$218,934	$142,943	53.2

INTEREST EXPENSE
Interest on deposits	$28,856	$23,473	22.9	$84,938	$40,668	108.9
Interest on short-term borrowings	491	692	(29.0)	2,131	5,501	(61.3)
Interest on long-term borrowings	2,079	1,461	42.3	5,327	2,992	78.0
Total interest expense	$31,426	$25,626	22.6	$92,396	$49,161	87.9

NET INTEREST INCOME	$43,263	$45,622	(5.2)	$126,538	$93,782	34.9
Provision for credit losses	1,470	28,176	(94.8)	3,958	30,056	(86.8)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	$41,793	$17,446	139.6	$122,580	$63,726	92.4

NONINTEREST INCOME
Service charges on deposit accounts	$1,543	$1,505	2.5	$4,543	$3,981	14.1
Trust and investment fee income	880	1,933	(54.5)	2,510	2,764	(9.2)
Loss on sales and calls of investment securities	—	(2,166)	100.0	—	(2,166)	100.0
Interchange credits	1,711	1,557	9.9	5,015	4,081	22.9
Mortgage-banking revenue	1,177	1,377	(14.5)	3,961	3,408	16.2
Title Company revenue	100	89	12.4	344	412	(16.5)
Bargain purchase gain	—	8,816	(100.0)	—	8,816	(100.0)
Other noninterest income	1,876	1,873	0.2	5,921	4,317	37.2
Total noninterest income	$7,287	$14,984	(51.4)	$22,294	$25,613	(13.0)

Shore Bancshares, Inc.
Consolidated Statements of Income (Unaudited) - Continued

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
(In thousands, except per share data)	2024	2023	% Change	2024	2023	% Change

NONINTEREST EXPENSE
Salaries and wages	$13,197	$14,183	(7.0)%	$38,355	$31,822	20.5%
Employee benefits	3,326	3,607	(7.8)	11,015	8,968	22.8
Occupancy expense	2,384	2,245	6.2	7,232	5,463	32.4
Furniture and equipment expense	876	750	16.8	2,681	1,761	52.2
Data processing	3,081	2,485	24.0	8,925	6,022	48.2
Directors' fees	443	295	50.2	1,097	730	50.3
Amortization of intangible assets	2,336	2,634	(11.3)	7,482	3,510	113.2
FDIC insurance premium expense	1,160	618	87.7	3,400	1,747	94.6
Legal and professional fees	1,362	1,217	11.9	4,315	2,926	47.5
Fraud losses (1)	673	262	156.9	5,237	376	1292.8
Merger related expenses	—	14,866	(100.0)	—	16,754	(100.0)
Other noninterest expenses	5,276	3,996	32.0	14,572	9,582	52.1
Total noninterest expense	$34,114	$47,158	(27.7)	104,311	89,661	16.3

Income (loss) before income taxes	$14,966	$(14,728)	201.6	40,563	(322)	12694.3
Income tax expense (benefit)	3,777	(4,991)	175.7	9,956	(1,060)	1039.2
NET INCOME (LOSS)	$11,189	$(9,737)	214.9	$30,607	$738	4047.7

Weighted average shares outstanding - basic	33,318	33,129	0.6	33,247	24,354	36.5
Weighted average shares outstanding - diluted	33,339	33,129	0.6	33,255	24,354	36.5

Basic net income (loss) per common share	$0.34	$(0.29)	214.3	$0.92	$0.03	2938.3
Diluted net income (loss) per common share	$0.34	$(0.29)	214.3	$0.92	$0.03	2938.3

Dividends paid per common share	$0.12	$0.12	—	$0.36	$0.36	—
____________________________________
(1)Fraud losses for the third quarter of 2024 and nine months ended September 30, 2024 include $337 thousand and $4.7 million in losses related to the one-time online credit card account opening credit card event. The third quarter expense of $337 thousand was related to non-recurring data processing charges to close the fraudulent accounts.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	For the Three Months Ended						For the Three Months Ended
	September 30, 2024			September 30, 2023			June 30, 2024
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,412,086	$20,723	5.84%	$1,141,707	$14,548	5.06%	$1,388,168	$19,278	5.59%
Commercial real estate	2,749,395	39,858	5.77	2,831,569	40,536	5.68	2,738,693	39,370	5.78
Commercial	210,728	3,732	7.05	233,756	5,315	9.02	216,809	3,926	7.28
Consumer	320,960	4,306	5.34	332,486	4,183	4.99	327,781	4,265	5.23
State and political	1,883	32	6.76	929	10	4.27	2,331	30	5.18
Credit Cards	7,132	170	9.48	6,164	149	9.59	8,378	201	9.65
Other	31,817	416	5.20	16,137	201	4.94	24,350	302	4.99
Total Loans	4,734,001	69,237	5.82	4,562,748	64,942	5.65	4,706,510	67,372	5.76

Investment securities
Taxable	655,718	4,962	3.03	778,081	5,047	2.59	705,421	5,230	2.97
Tax-exempt (1)	657	8	4.87	663	34	20.51	658	8	4.86
Interest-bearing deposits	44,935	564	4.99	55,547	1,213	8.66	47,372	578	4.91
Total earning assets	5,435,311	74,771	5.47	5,404,572	71,328	5.24	5,459,961	73,188	5.39
Cash and due from banks	46,996			51,714			45,141
Other assets	386,700			359,726			391,854
Allowance for credit losses	(58,515)			(46,700)			(57,628)
Total assets	$5,810,492			$5,769,312			$5,839,328

	For the Three Months Ended						For the Three Months Ended
	September 30, 2024			September 30, 2023			June 30, 2024
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-bearing liabilities
Demand deposits	$581,517	$5,472	3.74%	$1,056,956	$6,659	2.50%	$711,138	$5,550	3.14%
Money market and savings deposits	1,670,210	10,420	2.48	1,572,920	6,810	1.72	1,690,157	10,291	2.45
Brokered deposits	25,829	222	3.42	98,649	1,225	4.93	7,753	94	4.88
Certificates of deposit $100,000 or more	797,439	8,433	4.21	706,642	6,272	3.52	758,211	7,581	4.02
Other time deposits	431,834	4,309	3.97	285,743	2,507	3.48	417,331	4,069	3.92
Interest-bearing deposits (4)	3,506,829	28,856	3.27	3,720,910	23,473	2.50	3,584,590	27,585	3.10
Advances from FHLB - short-term	33,500	491	5.83	70,348	692	3.90	113,549	1,584	5.61
Advances from FHLB - long-term	50,000	625	4.97	—	—	—	30,220	346	4.60
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,946	1,454	7.93	71,907	1,461	8.06	72,680	1,451	8.03
Total interest-bearing liabilities	3,663,275	31,426	3.41	3,863,165	25,626	2.63	3,801,039	30,966	3.28
Noninterest-bearing deposits	1,579,519			1,345,976			1,480,384
Accrued expenses and other liabilities	38,543			27,057			38,427
Stockholders' equity	529,155			533,114			519,478
Total liabilities and stockholders' equity	$5,810,492			$5,769,312			$5,839,328

Net interest income		$43,345			$45,702			$42,222

Net Interest Spread			2.06%			2.61%			2.11%
Net Interest Margin			3.17%			3.35%			3.11%
Cost of Funds			2.38%			1.95%			2.36%
Cost of Deposits			2.26%			1.84%			2.19%
Cost of Debt			6.54%			6.00%			6.28%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $5.0 million, $6.1 million and $4.5 million of accretion interest on loans for the three months ended September 30, 2024 and 2023, and June 30, 2024, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit discount and amortization of borrowing fair value adjustments. There were $(287) thousand, $(484) thousand and $(421) thousand of amortization of deposits premium, and $(232) thousand, $(232) thousand, and $(243) thousand of amortization of borrowing fair value adjustments for the three months ended September 30, 2024 and 2023, and June 30, 2024, respectively.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	For the Nine Months Ended September 30,
	2024			2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,387,387	$58,493	5.63%	$990,970	$35,929	4.85%
Commercial real estate	2,736,941	117,832	5.75	1,806,983	71,328	5.28
Commercial	215,788	11,755	7.28	171,702	9,312	7.25
Consumer	325,935	12,843	5.26	318,066	11,440	4.81
State and political	1,896	78	5.50	936	27	3.86
Credit Cards	7,654	539	9.41	2,077	149	9.59
Other	23,093	900	5.21	11,192	400	4.78
Total Loans	4,698,694	202,440	5.76	3,301,926	128,585	5.21

Investment securities
Taxable	671,875	14,611	2.90	692,718	12,840	2.47
Tax-exempt (1)	658	23	4.66	664	52	10.44
Interest-bearing deposits	56,486	2,102	4.97	27,750	1,546	7.45
Total earning assets	5,427,713	219,176	5.39	4,025,597	143,115	4.75
Cash and due from banks	47,211			36,831
Other assets	391,106			271,721
Allowance for credit losses	(57,877)			(35,206)
Total assets	$5,808,153			$4,298,943

Interest-bearing liabilities
Demand deposits	$800,258	$17,384	2.90%	$813,834	$13,808	2.27%
Money market and savings deposits	1,676,457	30,871	2.46	1,163,595	11,709	1.35
Brokered deposits	16,642	567	4.55	33,244	1,225	4.93
Certificates of deposit $100,000 or more	774,112	23,689	4.09	421,852	9,685	3.07
Other time deposits	422,212	12,427	3.93	239,834	4,241	2.36
Interest-bearing deposits (4)	3,689,681	84,938	3.07	2,672,359	40,668	2.03
Advances from FHLB - short-term	50,288	2,131	5.66	148,546	5,501	4.95
Advances from FHLB - long-term	26,825	971	4.84	—	—	—
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,682	4,356	8.01	52,839	2,992	7.57
Total interest-bearing liabilities	3,839,476	92,396	3.21	2,873,744	49,161	2.29
Noninterest-bearing deposits	1,408,270			983,325
Accrued expenses and other liabilities	38,843			22,073
Stockholders' equity	521,564			419,801
Total liabilities and stockholders' equity	$5,808,153			$4,298,943

Net interest income		$126,780			$93,954

Net Interest Spread			2.18%			2.46%
Net Interest Margin			3.12%			3.12%
Cost of Funds			2.35%			1.70%
Cost of Deposits			2.23%			1.49%
Cost of Debt			6.65%			5.64%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $13.7 million and $7.0 million of accretion interest on loans for the nine months ended September 30, 2024 and 2023, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit premiums and amortization of borrowing fair value adjustment. There were $(1.1) million of amortization of deposit discounts and $(308) thousand of amortization of deposit premium, and $(695) thousand and $(325) thousand of amortization of borrowing fair value adjustment for the nine months ended September 30, 2024 and 2023, respectively.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Q3 2024		Q3 2024
	2024	2024	2024	2023	2023	compared to		compared to
(Dollars in thousands, except per share data)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2024		Q3 2023
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$43,345	$42,222	$41,214	$41,606	$45,702	2.7%		(5.2)%
Less: Taxable-equivalent adjustment	82	82	79	81	80	—		2.5
Net interest income	43,263	42,140	41,135	41,525	45,622	2.7		(5.2)
Provision for credit losses	1,470	2,081	407	896	28,176	(29.4)		(94.8)
Noninterest income	7,287	8,440	6,567	7,548	14,984	(13.7)		(51.4)
Noninterest expense	34,114	33,499	36,698	33,670	47,158	1.8		(27.7)
Income/(loss) before income taxes	14,966	15,000	10,597	14,507	(14,728)	(0.2)		201.6
Income tax expense/ (benefit)	3,777	3,766	2,413	4,017	(4,991)	0.3		175.7
Net income/ (loss)	$11,189	$11,234	$8,184	$10,490	$(9,737)	(0.4)		214.9

Return on average assets	0.77%	0.77%	0.57%	0.72%	(0.67)%	—	bp	144	bp
Return on average assets excluding amortization of intangibles, fraud losses and merger related expenses - Non-GAAP (1), (2)	0.90	0.91	0.94	0.88	0.01	(1)		89
Return on average equity	8.41	8.70	6.38	8.21	(7.25)	(29)		1,566
Return on average tangible equity - Non-GAAP (1), (2)	12.37	12.85	13.39	12.88	1.74	(48)		1,063
Net interest margin	3.17	3.11	3.08	3.09	3.35	6		(18)
Efficiency ratio - GAAP	67.49	66.23	76.93	68.61	77.81	126		(1,032)
Efficiency ratio - Non-GAAP (1)	62.10	61.05	62.37	61.99	54.89	105		721

PER SHARE DATA
Basic and diluted net income/(loss) per common share	$0.34	$0.34	$0.25	$0.32	$(0.29)	(0.7)%		215.8%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	16.00	15.74	15.51	15.41	15.14	1.7		5.7
Tangible book value per common share at period end - Non-GAAP (1)	12.88	12.54	12.24	12.06	11.70	2.7		10.1
Market value at period end	13.99	11.45	11.50	14.25	10.52	22.2		33.0
Market range:
High	14.99	11.90	14.38	14.51	13.37	26.0		12.1
Low	11.03	10.06	10.56	9.66	10.27	9.6		7.4
____________________________________
(1)See the reconciliation of GAAP and Non-GAAP Measures table.
(2)This ratio excludes merger related expenses. See the reconciliation of GAAP and Non-GAAP Measures table.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) - Continued

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Q3 2024	Q3 2024
	2024	2024	2024	2023	2023	compared to	compared to
(Dollars in thousands, except per share data)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2024	Q3 2023

AVERAGE BALANCE SHEET DATA
Loans	$4,734,001	$4,706,510	$4,655,183	$4,639,467	$4,562,748	0.58%	3.75%
Investment securities	656,375	706,079	655,323	619,920	778,744	(7.04)	(15.71)
Earning assets	5,435,311	5,459,961	5,387,782	5,339,833	5,404,572	(0.45)	0.57
Assets	5,810,492	5,839,328	5,774,824	5,745,440	5,769,312	(0.49)	0.71
Deposits	5,086,348	5,064,974	5,142,658	5,136,818	5,066,886	0.42	0.38
Short-term and Long Term FHLB advances	83,500	143,769	4,000	1,141	70,348	(41.92)	18.70
Subordinated Debt & TRUPS	72,946	72,680	72,418	72,155	71,907	0.37	1.44
Stockholders' equity	529,155	519,478	515,976	507,040	533,114	1.86	(0.74)

CREDIT QUALITY DATA
Net charge offs	$1,379	$886	$565	$500	$1,449	55.64%	(4.83)%

Nonaccrual loans	$14,844	$14,837	$12,776	$12,784	$8,982	0.05%	65.26%
Loans 90 days past due and still accruing	454	414	1,560	738	2,149	9.66	(78.87)
Other real estate owned and repossessed property	485	1,739	2,024	179	179	(72.11)	170.95
Total nonperforming assets	$15,783	$16,990	$16,360	$13,701	$11,310	(7.10)	39.55

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) - Continued

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Q3 2024		Q3 2024
	2024	2024	2024	2023	2023	compared to		compared to
(Dollars in thousands, except per share data)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2024		Q3 2023

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	9.01%	8.92%	8.84%	8.50%	8.79%	9	bp	22	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	7.39	7.23	7.11	6.78	6.93	16		46

Annualized net charge-offs to average loans	0.12%	0.08%	0.05%	0.04%	0.13%	4	bp	(1)	bp

Allowance for credit losses as a percent of:
Period-end loans	1.24%	1.24%	1.23%	1.24%	1.24%	—	bp	—	bp
Period-end loans	1.24	1.24	1.23	1.24	1.24	—		—
Nonaccrual loans	395.24	394.14	448.78	448.62	635.17	110		(23,993)
Nonperforming assets	371.72	344.19	350.46	418.59	504.43	2,753		(13,271)

As a percent of total loans:
Nonaccrual loans	0.31%	0.32%	0.27%	0.28%	0.19%	(1)	bp	12	bp

As a percent of total loans, other real estate owned, and repossessed property
Nonperforming assets	0.33%	0.36%	0.35%	0.30%	0.24%	(3)	bp	9	bp

As a percent of total assets:
Nonaccrual loans	0.25%	0.25%	0.22%	0.21%	0.16%	—	bp	9	bp
Nonperforming assets	0.27	0.29	0.28	0.23	0.20	(2)		7
____________________________________
(1)See the reconciliation of GAAP and Non-GAAP Measures table.

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

						September 30, 2024	September 30, 2024
						compared to	compared to
(In thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	December 31, 2023	September 30, 2023

ASSETS
Cash and due from banks	$52,363	$50,090	$43,079	$63,172	$68,097	(17.1)%	(23.1)%
Interest-bearing deposits with other banks	131,258	88,793	71,481	309,241	40,612	(57.6)	223.2
Cash and cash equivalents	183,621	138,883	114,560	372,413	108,709	(50.7)	68.9

Investment securities available for sale (at fair value)	133,339	131,594	179,496	110,521	79,143	20.6	68.5
Investment securities held to maturity (net of allowance for credit losses of $101 (September 30, 2024), $108 (June 30, 2024), $116 (March 31, 2024), $94 (December 31,2023), and $126 (September 30, 2023)) at amortized cost)	484,583	499,431	503,822	513,188	523,051	(5.6)	(7.4)
Equity securities, at fair value	5,950	5,699	5,681	5,703	5,434	4.3	9.5
Restricted securities	20,253	21,725	17,863	17,900	13,361	13.1	51.6

Loans held for sale, at fair value	26,877	27,829	13,767	8,782	14,725	206.0	82.5

Loans held for investment	4,733,909	4,705,737	4,648,725	4,641,010	4,617,719	2.0	2.5
Less: allowance for credit losses	(58,669)	(58,478)	(57,336)	(57,351)	(57,051)	(2.3)	(2.8)
Loans, net	4,675,240	4,647,259	4,591,389	4,583,659	4,560,668	2.1	2.5

Premises and equipment, net	81,663	82,176	83,084	82,386	81,149	(0.9)	0.6
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	40,609	42,945	45,515	48,090	50,685	(15.6)	(19.9)
Other real estate owned, net	179	179	179	179	179	—	—
Repossessed property, net	306	1,560	1,845	—	—	—	—
Assets held for sale	1,387	1,387	—	—	—	—	—
Mortgage servicing rights, at fair value	5,309	5,995	5,821	5,926	5,890	(10.4)	(9.9)
Right of use assets, net	11,384	11,762	12,153	12,487	12,741	(8.8)	(10.7)
Cash surrender value on life insurance	103,729	102,969	102,321	101,704	100,950	2.0	2.8
Accrued interest receivable	19,992	19,641	19,541	19,217	15,683	4.0	27.5
Deferred income taxes	32,191	36,078	38,978	40,707	45,346	(20.9)	(29.0)
Other assets	27,826	23,639	26,423	24,790	24,392	12.2	14.1

Total assets	$5,917,704	$5,864,017	$5,825,704	$6,010,918	$5,705,372	(1.5)	3.7

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited) - Continued

						September 30, 2024	September 30, 2024
						compared to	compared to
(In thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	December 31, 2023	September 30, 2023

LIABILITIES
Noninterest-bearing deposits	$1,571,393	$1,587,252	$1,200,680	$1,258,037	$1,211,401	24.9%	29.7
Interest-bearing deposits	3,654,330	3,561,633	3,983,599	4,128,083	3,897,343	(11.5)	(6.2)
Total deposits	5,225,723	5,148,885	5,184,279	5,386,120	5,108,744	(3.0)	2.3

Advances from FHLB - short-term	—	31,000	—	—	—	—	—
Advances from FHLB - long-term	50,000	50,000	—	—	—	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS")	29,768	29,316	29,237	29,158	29,079	2.1	2.4
Subordinated debt	43,688	43,504	43,322	43,139	42,956	1.3	1.7
Total borrowings	123,456	153,820	72,559	72,297	72,035	70.8	71.4

Lease liabilities	11,816	12,189	12,552	12,857	13,082	(8.5)	(9.7)
Accrued expenses and other liabilities	23,438	26,340	41,086	28,509	9,933	(19.3)	136.0
Total liabilities	5,384,433	5,341,234	5,310,476	5,499,783	5,203,794	(2.2)	3.5

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 50,000,000 shares	333	333	332	332	331	0.3	0.6
Additional paid in capital	357,580	356,994	356,464	356,007	355,575	0.4	0.6
Retained earnings	180,884	173,716	166,490	162,290	155,781	10.7	16.1
Accumulated other comprehensive loss	(5,526)	(8,260)	(8,058)	(7,494)	(10,109)	23.8	45.3
Total stockholders' equity	533,271	522,783	515,228	511,135	501,578	4.2	6.3
							—
Total liabilities and stockholders' equity	$5,917,704	$5,864,017	$5,825,704	$6,010,918	$5,705,372	(1.6)	3.7

Period-end common shares outstanding	33,327	33,215	33,211	33,162	33,136	0.5	0.6
Book value per common share	$16.00	$15.74	$15.51	$15.41	$15.14	3.8	5.7

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						Q3 2024	Q3 2024
						compared to	compared to
(In thousands, except per share data)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2024	Q3 2023

INTEREST INCOME
Interest and fees on loans	$69,157	$67,292	$65,754	$65,914	$64,869	2.8%	6.6%
Interest on investment securities:
Taxable	4,962	5,230	4,419	3,992	5,047	(5.1)	(1.7)
Tax-exempt	6	6	6	6	27	—	(77.8)
Interest on federal funds sold	—	—	—	—	92	—	(100.0)
Interest on deposits with other banks	564	578	960	1,224	1,213	(2.4)	(53.5)
Total interest income	74,689	73,106	71,139	71,136	71,248	2.2	4.8

INTEREST EXPENSE
Interest on deposits	28,856	27,585	28,497	28,133	23,473	4.6	22.9
Interest on short-term borrowings	491	1,584	56	16	692	(69.0)	(29.1)
Interest on long-term borrowings	2,079	1,797	1,451	1,462	1,461	15.7	42.3
Total interest expense	31,426	30,966	30,004	29,611	25,626	1.5	22.6

NET INTEREST INCOME	43,263	42,140	41,135	41,525	45,622	2.7	(5.2)
Provision for credit losses	1,470	2,081	407	896	28,176	(29.4)	(94.8)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	41,793	40,059	40,728	40,629	17,446	4.3	139.6

NONINTEREST INCOME
Service charges on deposit accounts	1,543	1,493	1,507	1,519	1,505	3.4	2.5
Trust and investment fee income	880	896	734	844	1,933	(1.8)	(54.5)
Loss on sales and calls of investment securities	—	—	—	—	(2,166)	—	100.0
Interchange credits	1,711	1,717	1,587	1,633	1,557	(0.4)	9.9
Mortgage-banking revenue	1,177	1,983	801	1,105	1,377	(40.7)	(14.5)
Title Company revenue	100	165	78	139	89	(39.4)	12.4
Bargain purchase gain	—	—	—	—	8,816	—	(100.0)
Other noninterest income	1,876	2,186	1,860	2,308	1,873	(14.2)	0.2
Total noninterest income	$7,287	$8,440	$6,567	$7,548	$14,984	(13.7)	(51.4)

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited) - Continued

						Q3 2024	Q3 2024
						compared to	compared to
(In thousands, except per share data)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2024	Q3 2023

NONINTEREST EXPENSE
Salaries and wages	$13,197	$13,307	$11,852	$12,823	$14,183	(0.8)%	(7.0)%
Employee benefits	3,326	3,593	4,097	3,389	3,607	(7.4)	(7.8)
Occupancy expense	2,384	2,432	2,416	2,328	2,245	(2.0)	6.2
Furniture and equipment expense	876	900	904	790	750	(2.7)	16.8
Data processing	3,081	2,978	2,867	2,762	2,485	3.5	24.0
Directors' fees	443	359	295	426	295	23.4	50.2
Amortization of intangible assets	2,336	2,569	2,576	2,595	2,634	(9.1)	(11.3)
FDIC insurance premium expense	1,160	1,089	1,150	1,733	618	6.5	87.7
Other real estate owned expenses, net	—	—	—	—	2	—	(100.0)
Legal and professional fees	1,362	1,354	1,599	1,411	1,217	0.6	11.9
Fraud losses (1)	673	62	4,502	503	262	985.5	156.9
Merger related expenses	—	—	—	602	14,866	—	(100.0)
Other noninterest expenses	5,276	4,856	4,440	4,308	3,994	8.7	32.1
Total noninterest expense	34,114	33,499	36,698	33,670	47,158	1.8	(27.7)

Income/(loss) before income taxes	14,966	15,000	10,597	14,507	(14,728)	(0.2)	201.6
Income tax expense/(benefit)	3,777	3,766	2,413	4,017	(4,991)	0.3	175.7
NET INCOME/(LOSS)	$11,189	$11,234	$8,184	$10,490	$(9,737)	(0.4)	214.9

Weighted average shares outstanding - basic	33,318	33,234	33,189	33,153	33,129	0.3	0.6
Weighted average shares outstanding - diluted	33,339	33,234	33,191	33,322	33,129	0.3	0.6

Basic net income/(loss) per common share	$0.34	$0.34	$0.25	$0.32	$(0.29)	(0.7)	215.8
Diluted net income/(loss) per common share	$0.34	$0.34	$0.25	$0.32	$(0.29)	(0.8)	215.7

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—
____________________________________
(1)Fraud losses for the third quarter of 2024 and first quarter of 2024 include $337 thousand and $4.3 million in losses related to the one-time online credit card account opening credit card event. The third quarter expense of $337 thousand was related to non-recurring data processing charges to close the fraudulent accounts.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets By Quarter (Unaudited)

	Q3 2024			Q2 2024			Q1 2024			Q4 2023			Q3 2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,412,086	$20,723	5.84%	$1,388,168	$19,278	5.59%	$1,361,636	$18,492	5.46%	$1,331,150	$18,653	5.56%	$1,141,707	$14,548	5.06%
Commercial real estate	2,749,395	39,858	5.77	2,738,693	39,370	5.78	2,722,600	38,604	5.70	2,728,094	38,730	5.63	2,831,569	40,536	5.68
Commercial	210,728	3,732	7.05	216,809	3,926	7.28	219,884	4,097	7.49	221,342	4,295	7.70	233,756	5,315	9.02
Consumer	320,960	4,306	5.34	327,781	4,265	5.23	329,118	4,272	5.22	333,807	3,859	4.59	332,486	4,183	4.99
State and political	1,883	32	6.76	2,331	30	5.18	1,473	16	4.37	1,290	13	4.00	929	10	4.27
Credit Cards	7,132	170	9.48	8,378	201	9.65	7,457	167	9.01	6,320	166	10.42	6,164	149	9.59
Other	31,817	416	5.20	24,350	302	4.99	13,015	183	5.66	17,464	277	6.29	16,137	201	4.94
Total Loans	4,734,001	69,237	5.82	4,706,510	67,372	5.76	4,655,183	65,831	5.69	4,639,467	65,993	5.64	4,562,748	64,942	5.65

Investment securities
Taxable	655,718	4,962	3.03	705,421	5,230	2.97	654,663	4,419	2.70	619,259	3,992	2.58	778,081	5,047	2.59
Tax-exempt (1)	657	8	4.87	658	8	4.86	660	8	4.85	661	8	4.84	663	34	20.51
Federal funds sold	—	—	—	—	—	—	—	—	—	—	—	—	7,533	92	4.85
Interest-bearing deposits	44,935	564	4.99	47,372	578	4.91	77,276	960	5.00	80,446	1,224	6.04	55,547	1,213	8.66
Total earning assets	5,435,311	74,771	5.47	5,459,961	73,188	5.39	5,387,782	71,218	5.32	5,339,833	71,217	5.29	5,404,572	71,328	5.24
Cash and due from banks	46,996			45,141			49,499			63,506			51,714
Other assets	386,700			391,854			395,023			399,409			359,726
Allowance for credit losses	(58,515)			(57,628)			(57,480)			(57,308)			(46,700)
Total assets	$5,810,492			$5,839,328			$5,774,824			$5,745,440			$5,769,312

	Q3 2024			Q2 2024			Q1 2024			Q4 2023			Q3 2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-bearing liabilities
Demand deposits	$581,517	$5,472	3.74%	$711,138	$5,550	3.14%	$1,110,524	$6,362	2.30%	$1,117,117	$6,673	2.37%	$1,056,956	$6,659	2.50%
Money market and savings deposits	1,670,210	10,420	2.48	1,690,157	10,291	2.45	1,669,074	10,160	2.45	1,605,930	8,330	2.06	1,572,920	6,810	1.72
Brokered deposits	25,829	222	3.42	7,753	94	4.88	20,465	251	4.93	92,840	1,347	5.76	98,649	1,225	4.93
Certificates of deposit $100,000 or more	797,439	8,433	4.21	758,211	7,581	4.02	762,210	7,675	4.05	701,051	6,898	3.90	706,642	6,272	3.52
Other time deposits	431,834	4,309	3.97	417,331	4,069	3.92	417,362	4,049	3.90	391,820	4,885	4.95	285,743	2,507	3.48
Interest-bearing deposits (4)	3,506,829	28,856	3.27	3,584,590	27,585	3.10	3,979,635	28,497	2.88	3,908,758	28,133	2.86	3,720,910	23,473	2.50
Advances from FHLB - short-term	33,500	491	5.83	113,549	1,584	5.61	4,000	56	5.63	1,141	16	5.56	70,348	692	3.90
Advances from FHLB - long-term	50,000	625	4.97	30,220	346	4.60	—	—	—	—	—	—	—	—	—
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,946	1,454	7.93	72,680	1,451	8.03	72,418	1,451	8.06	72,155	1,462	8.04	71,907	1,461	8.06
Total interest-bearing liabilities	3,663,275	31,426	3.41	3,801,039	30,966	3.28	4,056,053	30,004	2.98	3,982,054	29,611	2.95	3,863,165	25,626	2.63
Noninterest-bearing deposits	1,579,519			1,480,384			1,163,023			1,228,060			1,345,976
Accrued expenses and other liabilities	38,543			38,427			39,772			28,286			27,057
Stockholders' equity	529,155			519,478			515,976			507,040			533,114
Total liabilities and stockholders' equity	$5,810,492			$5,839,328			$5,774,824			$5,745,440			$5,769,312

Net interest income		$43,345			$42,222			$41,214			$41,606			$45,702

Net interest spread			2.06%			2.11%			2.34%			2.34%			2.61%
Net interest margin			3.17%			3.11%			3.08%			3.09%			3.35%
Cost of Funds			2.38%			2.36%			2.31%			2.25%			1.95%
Cost of Deposits			2.26%			2.19%			2.23%			2.17%			1.84%
Cost of Debt			6.54%			6.28%			7.93%			8.00%			6.00%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $5.0 million, $4.5 million, $4.2 million, $4.8 million and $6.1 million of accretion interest on loans for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit premiums and amortization of borrowing fair value adjustment. There were $(287) thousand, $(421) thousand, $(367) thousand, $(1.5) million and $(484) thousand of amortization of deposits premium, and $(232) thousand, $(243) thousand, $(220) thousand, $(232) thousand and $(232) thousand of amortization of borrowing fair value adjustment for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited)

						YTD	YTD
(In thousands, except per share data)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	9/30/2024	9/30/2023

The following reconciles return on average assets, average equity and return on average tangible equity (Note 1):
Net income (loss)	$11,189	$11,234	$8,184	$10,490	$(9,737)	$30,607	$738
Net income (loss) - annualized (A)	$44,513	$45,183	$32,916	$41,618	$(38,632)	$40,884	$987

Net income (loss)	$11,189	$11,234	$8,184	$10,490	$(9,737)	$30,607	$738
Add: Amortization of intangible assets, net of tax	1,746	1,924	1,989	1,876	1,741	5,646	2,597
Add: Merger Expenses, net of tax	—	—	—	435	9,828	—	12,398
Add: Credit Card Fraud Losses, net of tax	252	—	3,339	—	—	3,516	—
Net income, excluding net amortization of intangible assets, merger related expenses and credit card fraud losses	13,187	13,158	13,512	12,801	1,832	39,769	15,733
Net income, excluding net amortization of intangible assets, merger related expenses and credit card fraud losses - annualized (B)	$52,461	$52,921	$54,345	$50,787	$7,268	$53,122	$21,035

Return on average assets (GAAP)	0.77%	0.77%	0.57%	0.72%	(0.67)%	0.70%	0.02%
Return on average assets excluding net amortization of intangible assets, merger related expenses and credit card fraud losses - (Non-GAAP)	0.90%	0.91%	0.94%	0.88%	0.01%	0.91%	0.49%

Average assets	$5,810,492	$5,839,328	$5,774,824	$5,745,440	$5,769,312	$5,808,153	$4,298,943

Average stockholders' equity (C)	$529,155	$519,478	$515,976	$507,040	$533,114	$521,564	$419,801
Less: Average goodwill and core deposit intangible	(105,136)	(107,594)	(110,167)	(112,752)	(115,604)	(107,623)	(84,300)
Average tangible equity (D)	$424,019	$411,884	$405,809	$394,288	$417,510	$413,941	$335,501

Return on average equity (GAAP) (A)/(C)	8.41%	8.70%	6.38%	8.21%	(7.25)%	7.84%	0.24%
Return on average tangible equity (Non-GAAP) (B)/(D)	12.37%	12.85%	13.39%	12.88%	1.74%	12.83%	6.27%

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited) - Continued

						YTD	YTD
(In thousands, except per share data)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	9/30/2024	9/30/2023

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):
Noninterest expense (E)	$34,114	$33,499	$36,698	$33,670	$47,158	$104,311	$89,661
Less: Amortization of intangible assets	(2,336)	(2,569)	(2,576)	(2,595)	(2,634)	(7,482)	(3,510)
Less: Merger Expenses	—	—	—	(602)	(14,866)	—	(16,754)
Less: Credit Card Fraud Losses	(337)	—	(4,323)	—	—	(4,660)	—
Adjusted noninterest expense (F)	$31,441	$30,930	$29,799	$30,473	$29,658	$92,169	$69,397

Net interest income (G)	$43,263	$42,140	$41,135	$41,525	$45,622	$126,538	$93,782
Add: Taxable-equivalent adjustment	82	82	79	81	80	242	172
Taxable-equivalent net interest income (H)	$43,345	$42,222	$41,214	$41,606	$45,702	$126,780	$93,954

Noninterest income (I)	$7,287	$8,440	$6,567	$7,548	$14,984	$22,294	$25,613
Investment securities losses (gains)	—	—	—	—	2,166	—	(2,166)
Less: Bargain purchase gain	—	—	—	—	(8,816)	—	8,816
Adjusted noninterest income (J)	$7,287	$8,440	$6,567	$7,548	$8,334	$22,294	$32,263

Efficiency ratio (GAAP) (E)/(G)+(I)	67.49%	66.23%	76.93%	68.61%	77.81%	70.09%	75.10%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	62.10%	61.05%	62.37%	61.99%	54.89%	61.83%	54.98%

Net operating expense to average assets (GAAP)	1.84%	1.73%	2.07%	1.80%	2.24%	1.89%	3.00%
Net operating expense to average assets (Non-GAAP)	1.65%	1.55%	1.60%	1.58%	1.48%	1.61%	1.74%

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited) - Continued

(In thousands, except per share data)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023

The following reconciles book value per common share and tangible book value per common share (Note 1):
Stockholders' equity (K)	$533,271	$522,783	$515,228	$511,135	$501,578
Less: Goodwill and core deposit intangible	(103,875)	(106,211)	(108,781)	(111,356)	(113,951)
Tangible equity (L)	$429,396	$416,572	$406,447	$399,779	$387,627

Shares outstanding (M)	33,327	33,215	33,211	33,162	33,136

Book value per common share (GAAP) (K)/(M)	$16.00	$15.74	$15.51	$15.41	$15.14
Tangible book value per common share (Non-GAAP) (L)/(M)	$12.88	$12.54	$12.24	$12.06	$11.70

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):
Stockholders' equity (N)	$533,271	$522,783	$515,228	$511,135	$501,578
Less: Goodwill and core deposit intangible	(103,875)	(106,211)	(108,781)	(111,356)	(113,951)
Tangible equity (O)	$429,396	$416,572	$406,447	$399,779	$387,627

Assets (P)	$5,917,704	$5,864,017	$5,825,704	$6,010,918	$5,705,372
Less: Goodwill and core deposit intangible	(103,875)	(106,211)	(108,781)	(111,356)	(113,951)
Tangible assets (Q)	$5,813,829	$5,757,806	$5,716,923	$5,899,562	$5,591,421

Period-end equity/assets (GAAP) (N)/(P)	9.01%	8.92%	8.84%	8.50%	8.79%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	7.39%	7.23%	7.11%	6.78%	6.93%
____________________________________
Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

(Dollars in thousands)	September 30, 2024	%	June 30, 2024	%	March 31, 2024	%	December 31, 2023	%	September 30, 2023	%
Portfolio Loans by Loan Type
Construction	$337,113	7.12%	$327,875	6.97%	$299,133	6.43%	$299,000	6.44%	$328,750	7.12%
Residential real estate	1,570,998	33.19%	1,539,590	32.72%	1,515,134	32.59%	1,490,438	32.11%	1,439,464	31.17%
Commercial real estate	2,276,381	48.09%	2,287,497	48.60%	2,272,867	48.90%	2,286,154	49.27%	2,283,521	49.45%
Commercial	225,083	4.75%	218,987	4.65%	229,594	4.94%	229,939	4.95%	229,474	4.97%
Consumer	317,149	6.70%	324,480	6.90%	325,076	6.99%	328,896	7.09%	330,411	7.16%
Credit Cards	7,185	0.15%	7,308	0.16%	6,921	0.15%	6,583	0.14%	6,099	0.13%
Total loans	4,733,909	100.00%	4,705,737	100.00%	4,648,725	100.00%	4,641,010	100.00%	4,617,719	100.00%
Less: Allowance for credit losses	(58,669)		(58,478)		(57,336)		(57,351)		(57,051)
Total loans, net	$4,675,240		$4,647,259		$4,591,389		$4,583,659		$4,560,668

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

(dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Classified Loans
Substandard	$22,798	$17,409	$13,403	$14,673	$10,888
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Total Classified Loans	$22,798	$17,409	$13,403	$14,673	$10,888
Special Mention Loans	14,385	25,549	27,192	28,264	24,931
Total Classified and Special Mention Loans	$37,183	$42,958	$40,595	$42,937	$35,819

Classified Loans	$22,798	$17,409	$13,403	$14,673	$10,888
Other Real Estate Owned	179	179	179	179	179
Repossessed Property	306	1,560	1,845	—	—
Classified Securities	—	—	—	—	—
Total Classified Assets	$23,283	$19,148	$15,427	$14,852	$11,067

Classified Assets to Total Assets	0.39%	0.33%	0.26%	0.25%	0.19%

Non-accrual Loans	$14,844	$14,837	$12,776	$12,784	$8,982
90+ Days Delinquent Accruing	454	414	1,560	738	2,149
Accruing BEFDs Loans ("BEFDs")	—	—	—	—	—
Other Real Estate Owned ("OREO")	179	179	179	179	179
Repossessed Property	306	1,560	1,845	—	—
Total Nonperforming Assets	$15,783	$16,990	$16,360	$13,701	$11,310

Nonperforming Assets to Total Assets	0.27%	0.29%	0.28%	0.23%	0.20%

Total Assets	$5,917,704	$5,864,017	$5,825,704	$6,010,918	$5,705,372

Shore Bancshares, Inc.
Summary of Deposits (Unaudited)

	September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$1,571,393	30.07%	$1,587,252	30.83%	$1,200,680	23.15%	$1,258,037	23.36%	$1,211,401	23.70%
Interest-bearing:
Demand	751,533	14.38%	658,512	12.79%	1,101,954	21.26%	1,165,546	21.64%	1,210,051	23.69%
Money market deposits	1,297,237	24.82%	1,337,274	25.97%	1,358,205	26.20%	1,430,603	26.56%	1,179,049	23.08%
Savings	336,903	6.45%	352,069	6.84%	354,098	6.83%	347,324	6.45%	371,755	7.28%
Certificates of deposit	1,268,657	24.28%	1,213,778	23.57%	1,169,342	22.56%	1,184,610	21.99%	1,136,488	22.25%
Total interest-bearing	3,654,330	69.93%	3,561,633	69.17%	3,983,599	76.85%	4,128,083	76.64%	3,897,343	76.30%

Total Deposits	$5,225,723	100.00%	$5,148,885	100.00%	$5,184,279	100.00%	$5,386,120	100.00%	$5,108,744	100.00%